UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

March 17, 2003

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

#

ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Monday, March 17, 2003, as Exhibit 99.1 which is incorporated by reference herein.  This press release was issued to announce that late Friday afternoon, March 14, 2003 the Trial Court granted the motion of Bairnco and other defendants for summary judgment in the Transactions Lawsuit, dismissing the case in its entirety against all defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

March 17, 2003

#

EXHIBIT INDEX

Exhibit

Description

99.1

Press Release

#

EXHIBIT 99.1

BAIRNCO CORPORATION

300 PRIMERA BOULEVARD, SUITE 432

LAKE MARY, FLORIDA  32746

(407) 875-2222

PRESS RELEASE

BAIRNCO CORPORATION REPORTS FAVORABLE COURT RULING

 IN “TRANSACTIONS LAWSUIT”

Lake Mary, Florida, March 17, 2003 - Bairnco Corporation (NYSE-BZ) today reported that late Friday afternoon, March 14, 2003 the Trial Court granted the motion of Bairnco and other defendants for summary judgment in the Transactions Lawsuit, dismissing the case in its entirety against all defendants.  As previously reported, Bairnco, along with certain other companies, were named as defendants in a lawsuit filed in 1995 in the United States District Court for the Southern District of New York.  In a ruling on motions for summary judgment filed by Bairnco and other defendants, US District Judge Denny Chin held that plaintiffs had failed to support their theory of fraudulent conveyance with any concrete evidence so that no reasonable jury could find against defendants.  The ruling and certain other rulings that preceded it are subject to appeal.

A Bairnco spokesperson said that the Company was very pleased with the ruling.

The NOL Lawsuit was not addressed in this summary judgment ruling.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release referring to the expected future plans and performance of the Corporation are forward-looking statements. Actual future results may differ materially from such statements. Factors that could affect future performance include, but are not limited to, the costs and other effects of legal and administrative cases and proceedings, settlements and investigations; changes in US or international economic or political conditions, such as the general level of economic activity, inflation or fluctuations in interest or foreign exchange rates; disruptions in operations due to labor disputes; the market demand and acceptance of the Corporation's existing and new products; changes in the pricing of the products of the Corporation or its competitors; the impact of competitive products; the impact on production output and costs from the availability of energy sources and related pricing; changes in the market for raw or packaging materials which could impact the Corporation's manufacturing costs; changes in the product mix; the loss of a significant customer or supplier; production delays or inefficiencies; the ability to achieve anticipated revenue growth, synergies and other cost savings in connection with acquisitions; the costs and other effects of complying with environmental regulatory requirements; and losses due to natural disasters where the Corporation is self-insured. While the Corporation periodically reassesses material trends and uncertainties affecting the Corporation's results of operations and financial condition in connection with its preparation of its press releases, the Corporation does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Bairnco Corporation is a diversified multinational company that operates two distinct businesses - Arlon (Engineered Materials and Components segment) and Kasco (Replacement Products and Services segment).  Arlon’s principal products include high technology materials for the printed circuit board industry, cast and calendered vinyl film systems, custom-engineered laminates and special silicone rubber compounds and components. Kasco’s principal products include replacement band saw blades for cutting meat, fish, wood and metal, and on site maintenance primarily in the meat and deli departments.  Kasco also distributes equipment to the food industry in France.

CONTACT:     Lawrence C. Maingot, Bairnco Corporation

          Telephone:  (407) 875-2222, ext. 230

#